UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017 (October 4, 2017)

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Entry into Senior Secured Revolving Credit Facility with KeyBank National Association

On October 4, 2017, Bluerock Residential Growth REIT, Inc. (the “Company”), through its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into a credit agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”) as both agent and lender, and the other lender parties thereto (together with KeyBank and any other lenders that may become parties, the “Lenders”).

The Credit Agreement provides for a senior secured revolving credit facility with an initial commitment amount of $150 million, which commitment may be increased under certain circumstances up to a maximum total commitment of $250 million (the “Credit Facility”). The availability of borrowings under the Credit Facility will be based on the value of a pool of eligible multifamily real estate assets owned, directly or indirectly and from time to time, by the Operating Partnership (each such eligible multifamily real estate asset, a “Collateral Property,” and such pool of eligible multifamily real estate assets, the “Collateral Pool”), and compliance with various ratios related to those assets as set forth in the Credit Agreement. The Collateral Properties comprising the Collateral Pool at any point in time constitute security for all of the then outstanding borrowings (and/or the subsidiary guaranty of such borrowings) under the Credit Facility.

The Company has guaranteed the obligations of the Operating Partnership under the Credit Agreement pursuant to a guaranty (the “Guaranty”), and the Company, the Operating Partnership and the Company’s external manager, BRG Manager, LLC (the “Manager”), have subordinated their interests in the Management Agreement to which each is a party pursuant to a subordination of advisory contract (the “Subordination of Advisory Contract”). The Credit Facility is further evidenced by a series of three promissory notes (the “Notes”), each issued by the Operating Partnership to one of the three initial Lenders, and will hereafter be evidenced and/or secured by an Environmental Compliance and Indemnity Agreement and by various property-specific instruments, including deeds of trust, mortgages, assignments of leases and rents, assignment of contracts, and assignments of management agreements. The proceeds of loans made under the Credit Facility may be used, among other things, to finance the acquisition of properties and redevelopment and/or development projects, to fund capital and construction expenditures, tenant improvements, leasing commissions and property and equipment acquisitions, and for general working capital purposes.

The initial term of the Credit Facility is thirty-six (36) months from the closing date, maturing on October 4, 2020, which may be extended by one 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee equal to 0.15% of the total commitment amount in effect on the then-applicable maturity date. Amounts owed under the Credit Facility will be evidenced by promissory notes that will each be substantially similar, other than identification of each Lender and the amount committed by such Lender. The Credit Agreement also provides the Operating Partnership with the ability to obtain letters of credit of up to $50 million in the aggregate. Amounts borrowed under the Credit Facility may be repaid and reborrowed, subject to the terms of the Credit Agreement, and are determined from time to time by book entry.

Borrowings under the Credit Facility may be undertaken as either base rate loans or, subject to various limitations, LIBOR based loans. Such borrowings will bear interest at a variable rate per annum based on an applicable margin that varies based on the ratio of consolidated total indebtedness and the consolidated total asset value of the Company, the Operating Partnership, and their subsidiaries as disclosed in the periodic compliance certificate provided to KeyBank each quarter, plus, as applicable, either (i) LIBOR, as applicable to the currency being borrowed, in the case of LIBOR based borrowings or (ii) a “base rate” equal to the greater of (a) KeyBank’s “prime rate,” (b) 0.5% above the Federal Funds Effective Rate, or (c) 1.0% above one-month LIBOR, in the case of base rate borrowings. The applicable interest rate margin will initially be determined based on a range from 0.80% to 1.45% per annum with respect to base rate borrowings and 1.80% to 2.45% per annum with respect to LIBOR borrowings.

The Credit Agreement requires the payment of various fees, including an unused fee per annum of 0.25% of the unused balance of the Credit Facility if the unused balance is less than 50%, and an unused fee per annum of 0.20% of the unused balance of the Credit Facility if the unused balance is greater than or equal to 50%.

The Operating Partnership may reduce the amount committed under the Credit Facility in minimum increments of $25 million, and may repay outstanding borrowings thereunder, in whole or in part, at any time without premium or penalty, other than customary “breakage” costs payable on LIBOR borrowings.

The Credit Agreement requires the Operating Partnership, on behalf of itself and in certain circumstances the Company, to make certain customary representations and warranties. The Credit Agreement also imposes certain affirmative and negative covenants on the Company and the Operating Partnership, including restrictive covenants with respect to, among other things, maintenance of the Company’s REIT status, indebtedness, liens, investments, mergers and asset sales, and distributions, as well as financial covenants requiring the Company and the Operating Partnership to maintain, among other things, ratios related to leverage, secured leverage, liquidity and unencumbered debt service, as well as a minimum consolidated tangible net worth and a maximum collateral loan to value ratio.

The terms of the Credit Agreement also provide for events of default relating to customary matters, including, among other things, payment defaults, covenant defaults, acceleration of other indebtedness, bankruptcy events, and change of control events. If an event of default shall occur and be continuing under the Credit Facility, the commitments thereunder may be terminated and the principal amount outstanding under the Credit Facility, together with all accrued and unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable by the Lenders.

The foregoing description of the Credit Facility, the Credit Agreement, the Guaranty, the Subordination of Advisory Contract and the Notes is a summary, and is qualified in its entirety by the terms of the Credit Agreement, the Guaranty, the Notes, and the Subordination of Advisory Contract, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibits 10.3 through 10.5, and Exhibit 10.6, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement by and among Bluerock Residential Holdings, L.P. as Parent Borrower, the other borrowers from time to time party thereto, Bluerock Residential Growth REIT, Inc. as Guarantor, KeyBank National Association, and the other lenders party thereto, dated as of October 4, 2017
10.2	Guaranty by Bluerock Residential Growth REIT, Inc. to and for the benefit of KeyBank National Association, dated as of October 4, 2017
10.3	$50,000,000 Note by Bluerock Residential Holdings, L.P. to and for the benefit of KeyBank National Association, dated as of October 4, 2017
10.4	$50,000,000 Note by Bluerock Residential Holdings, L.P. to and for the benefit of JPMorgan Chase Bank, N.A., dated as of October 4, 2017
10.5	$50,000,000 Note by Bluerock Residential Holdings, L.P. to and for the benefit of Bank of America, N.A., dated as of October 4, 2017
10.6	Subordination of Advisory Contract by Bluerock Residential Holdings, L.P. and Bluerock Residential Growth REIT, Inc. to and for the benefit of KeyBank National Association, dated as of October 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated:	October 11, 2017	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Credit Agreement by and among Bluerock Residential Holdings, L.P. as Parent Borrower, the other borrowers from time to time party thereto, Bluerock Residential Growth REIT, Inc. as Guarantor, KeyBank National Association, and the other lenders party thereto, dated as of October 4, 2017
10.2	Guaranty by Bluerock Residential Growth REIT, Inc. to and for the benefit of KeyBank National Association, dated as of October 4, 2017
10.3	$50,000,000 Note by Bluerock Residential Holdings, L.P. to and for the benefit of KeyBank National Association, dated as of October 4, 2017
10.4	$50,000,000 Note by Bluerock Residential Holdings, L.P. to and for the benefit of JPMorgan Chase Bank, N.A., dated as of October 4, 2017
10.5	$50,000,000 Note by Bluerock Residential Holdings, L.P. to and for the benefit of Bank of America, N.A., dated as of October 4, 2017
10.6	Subordination of Advisory Contract by Bluerock Residential Holdings, L.P. and Bluerock Residential Growth REIT, Inc. to and for the benefit of KeyBank National Association, dated as of October 4, 2017